Recording Requested By                                          EXHIBIT 10.29(h)
and When Recorded, Return to:

Mayer, Brown & Platt
350 South Grand Avenue
25th Floor
Los Angeles, California  90071-1563
Attention:  Leslie T. Tedrow
(213) 229-9500

________________________________________________________________________________
________________________________________________________________________________

                         SECOND AMENDMENT TO LAND LEASE


     THIS SECOND AMENDMENT TO LAND LEASE (this "Second Amendment") is entered
                                                ----------------
into as of December 17, 1993 (the "Execution Date"), by and between CIBC INC., a
                                   --------------
Delaware corporation ("Lessor"), and AMD INTERNATIONAL SALES & SERVICE, LTD., a
                       ------
Delaware corporation ("Lessee").
                       ------

                                    RECITALS
                                    --------

     A. Pursuant to that certain Land Lease, by and between Lessor and Lessee dated as of September 22, 1992 and recorded on September 22, 1992 as Instrument No. 11550953 in the Official Records of the Recorder of Santa Clara County, California, as amended by that certain First Amendment to Land Lease, dated as of December 22, 1992 and recorded on January 5, 1993, as Instrument No. 11720033 in Official Records of the Recorder of Santa Clara County, California (such Land Lease, as so amended, is referred to herein as the "Original Land Lease"),
                                                    -------------------
Lessor leases the Land described in Appendix 1 attached hereto to Lessee and Lessee leases the Land from Lessor.

     B. Lessor and Lessee desire to amend the Original Land Lease to incorporate certain other changes and modifications that have been agreed to by Lessor and Lessee.

     C. Concurrently herewith, Lessor and Lessee also are amending that certain Building Lease between Lessor and Lessee dated as of September 22, 1992 and recorded on September 22, 1992 as Instrument No. 11550954 in the Official Records of the Recorder of Santa Clara County, California, as amended by a certain First Amendment to Building Lease, dated as of December 22, 1992 and recorded on January 5, 1993 in the Official Records of the Recorder of Santa Clara County, California as Document No. 11720034.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee hereby agree as follows (terms used by not defined herein shall have the meaning provided in the Original Land Lease):

A.   MODIFICATIONS TO LAND LEASE

     Lessor and Lessee hereby amend the Original Land Lease as follows, and all references in the Original Land Lease to "this Lease" or "the Lease" shall hereafter refer to said Original Land Lease as amended hereby:

     1.   Fixed Term.  In Section 1.2, the Expiration Date is hereby changed to
          ----------      -----------
December 22, 1995.

     2.   Lessor's Option to Renew.  The following Section 1.3 is hereby
          ------------------------                 -----------
inserted after Section 1.2:
               -----------

          1.3. Lessor's Option to Renew. If Lessee has not delivered to Lessor a
               ------------------------
     written notice of Lessee's exercise of the Remarketing Option pursuant to
     Section 41.6(A), Lessor may elect to renew the Fixed Term of this Lease for
     ---------------
     an additional term of eight (8) years ending on the eighth anniversary date of the Expiration Date by notifying Lessee in writing of such renewal at least ninety (90) days, but not more than one hundred eighty (180) days, prior to the Expiration Date. Such election shall be within the absolute and sole discretion of Lessor, and nothing herein shall require Lessor to renew or extend the Fixed Term of this Lease. Lessee acknowledges that Lessor has not made any commitment, oral or written, to renew the Lease at the end of the Fixed Term. Any such renewal shall be on the same terms and conditions provided for in this Lease, or at the option of Lessor at the then prevailing rates. In the event Lessor elects to extend the Fixed Term as provided for above, Lessor shall also be required to extend the term of the Building Lease for the same period. In connection with any such renewal, Guarantor agrees to restate its Guaranty, in form and substance mutually satisfactory to Lessor and to Guarantor, guaranteeing the Leases during such renewal period. Nothing in this provision shall be construed to limit Lessee's existing rights under this Lease, including Lessee's rights to purchase the Land as provided for herein.

     4.   Definitions.
          -----------

     (a)  The following definitions are hereby added to Section 2 in proper
                                                        ---------
alphabetical sequence:

          Balance Due:  means as of the date of determination an amount equal to
          -----------
     $13,046,583.86 reduced by any Qualified Payments to the extent that such application is permitted pursuant to the definition of Qualified Payments.

          Consent Agreement: means the Construction Consent Agreement dated as
          -----------------
     of December 22, 1992, by and between Lessor and Lessee.

          Execution Date:  the meaning specified in the preamble.
          --------------

          Lender: means Long-Term Credit Bank of Japan, Ltd., Los Angeles
          ------
     Agency, and any other entity which provides financing to Lessor to refinance its interests in this Lease.

          LIBOR Office: means Lessor's office at 275 Battery Street, Suite 1840,
          ------------
     San Francisco, California, or such other office of Lessor as designated from time to time by notice from Lessor to Lessee, whether or not outside the United States, which shall be making or maintaining a loan with reference to LIBO Rates.

          Option Termination Date:  the meaning specified in Section 41.1(b).
          -----------------------                            ---------------

          Purchase Option:  the meaning specified in Section 41.1.
          ---------------                            -------------

          Qualified Payments: means all payments received by Lessor from time to
          ------------------
     time during the term of this Lease from any party (1) under any casualty insurance policy as a result of damage to the Land or the Building, (2) as compensation for any restriction placed upon the use or development of the Land or the Building or for the condemnation of the Land or the Building or any portion of either thereof, (3) because of any final judgment, decree or award for injury or damage to the Land or the Building, or as a result of any settlement, agreed to by Lessor and Lessee in writing, of any claim by Lessor for injury or damage to the Building or the Land, or (4) under any title insurance policy or otherwise as a result of any title defect or claimed title defect with respect to the Land or the Building, but only to the extent that such payment compensates Lessor for such title defect (excluding, for example, reimbursement of legal fees or other defense costs); provided, however, that (x) in determining "Qualified Payments", there shall be deducted all expenses and costs of every kind, type and nature (including Taxes and attorneys' fees) incurred by Lessor with respect to the collection of such payments or the defense or prosecution of any claims, (y) "Qualified Payments" shall not include any payment to Lessor by Lender or a participant or Affiliate of or lender to Lessor that is made to compensate Lessor for Lender's or such the participant's or Affiliate's share of any costs, expenses, liabilities or losses which Lessor may incur as a result of any of the events described in the preceding Clauses (1) through (4) and (z) "Qualified Payments" shall not
               -----------         ---
     include any payments received by Lessor that Lessor has paid to Lessee or any other person for the restoration or repair of the Land or the Building or that Lessor is holding as escrowed proceeds pursuant to Section 47. For
                                                                ----------
     purposes of computing the total Qualified Payments paid to or received by Lessor as of any date, payments described in the preceding Clauses (1)
                                                                -----------
     through (4) will be considered as escrowed proceeds pursuant to Section 47,
             ---                                                     ----------
     not Qualified Payments, until they are actually applied as Qualified Payments by Lessor, which will generally not occur until the first Installment Date which is at least three (3) Business Days after Lessor's receipt of the same; and provided further, that all insurance proceeds in connection with any damage to the Land or the Building as provided for in
     Section 19 hereof (or in Section 19 of the Building Lease) or condemnation
     ----------               ----------
     proceeds relating to a Taking as provided in Section 20 hereof (or in
                                                  ----------
     Section 20 of the Building Lease) shall remain escrowed proceeds pursuant
     ----------
     to Section 47 hereof or in the Building Lease, as the case may be and shall
        ----------
     not be payable to Lessee nor reduce the Balance Due until and except as specifically provided for in Sections 19 and 20. All Qualified Payments
                                  -----------     --
     received by Lessor in connection with either the Land or the Building shall be first applied to reduce the "Balance Due" (as defined in the Building Lease) under and pursuant to the Building Lease; and Qualified Payments received by Lessor which are in excess of the "Balance Due" (as defined in the Building Lease) under the Building Lease shall be applied to the Balance Due hereunder.

          Renovations:   the meaning specified in the Building Lease.
          -----------

          Trustee:  the meaning specified in Section 25.
          -------                            ----------

     (b)  The definition of Building Lease is hereby deleted and replaced with
                            --------------
the following:

          Building Lease: means that certain Building Lease entered into between
          --------------
     Lessor and Lessee on September 22, 1992 and recorded September 22, 1992 in the Official Records of the Recorder of Santa Clara County, California as Document No. 11550954, as amended by that certain First Amendment to Building Lease dated as of December 22, 1992 and recorded

     January 5, 1993 in the Official Records of the Recorder of Santa Clara County, California as Document No. 11720034, and as further amended by a certain Second Amendment to Building, dated as of the date hereof, pursuant to which Lessor financed the acquisition of certain improvements on the Land.

     (c)  The following definition is hereby deleted:  AT&T Occupancy Agreement.
                                                       ------------------------

     (d)  In the definition of Business Day, the following is hereby inserted
                               ------------
immediately after "San Francisco, California" in the third line of such definition: ", Los Angeles, California".

     (e)  The definition of Guaranty is hereby deleted and replaced with the
                            --------
following:

          Guaranty: that certain Amended and Restated Guaranty, dated as of the
          --------
     date hereof, made by Guarantor in favor of Lessor.

     (f)  In the definition of Legal Requirement, (i) the following is hereby
                               -----------------
inserted immediately after the phrase "whether foreseen or unforeseen and whether ordinary or extraordinary": "(including, without limitation, any zoning or building laws or ordinances, any noise abatement, occupancy, or environmental protection laws or regulations, or any rules, regulations or orders of any governmental agency), or any building permit or any condition, privilege, license, easement, right-of-way, covenant, restriction or grant (whether or not of record)", and (ii) the following is hereby added in clause (b) immediately after the phrase "foregoing impose obligations on": "Lessor, or".

     (g)  In the definition of Lessee's Equipment, the following is hereby
                               ------------------
inserted immediately after the phrase "installed on or at the Land by Lessee or any sublessee or assignee of Lessee, at its cost": "and not purchased with funds advanced by Lessor".

     (h)  The definition of Lessor Purchase Price is hereby deleted in its
                            ---------------------
entirety.

     (i)  The definition of Lessor's Review Charge is hereby deleted in its
                            ----------------------
entirety.

     (j)  The definition of LIBO Rate is hereby deleted and replaced with the
                            ---------
following:

          LIBO Rate: means with respect to any Quarterly Period, an interest
          ---------
     rate per annum equal at all times during such Quarterly Period to the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) at which deposits (in an amount equal to the Balance Due as of the first day of any Quarterly Period) in United States dollars in immediately available funds are offered or are available to Lessor's LIBOR Office in the eurodollar interbank market at 10:00 a.m. (Pacific Standard Time) two Business Days before the first day of such Quarterly Period for a three (3) month period; provided, however, that if Lessee shall notify Lessor not less than four (4) Business Days prior to the first day of any Quarterly Period (except the second Quarterly Period in which a six (6) month LIBO Rate is already in effect) that Lessee desires that the LIBO Rate for such Quarterly Period and the succeeding Quarterly Period be based on a six (6) month period, then the LIBO Rate with respect to such two (2) Quarterly Periods shall be an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal at all times during such two (2) Quarterly Periods to the rate of interest at which deposits (in an amount equal to the Balance Due as of the first day of the first of such two (2) Quarterly Periods) in United States dollars in immediately available funds are offered or are available to Lessor's LIBOR Office in the Eurobank interbank market at 10:00 a.m. (Pacific Standard Time) two (2) Business Days before the first day of the first of such two (2) Quarterly Periods for such six (6) month period. Lessee may not elect a six (6) month LIBO Rate with respect to any Quarterly Period expiring during the period beginning on the date hereof and ending on the first Installment Date after the earlier of (i) the Funding Termination Date (as that term is defined in the Building Lease), and (ii) the earliest date on which the Funded Amount equals the Maximum Advance Amount (as that term is defined in the Building Lease). If Lessor is unable to determine the LIBO Rate at any time, or Lessor shall determine that the introduction of any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful for Lessor to calculate rent based on the LIBO Rate, then the LIBO Rate for the applicable Quarterly Period shall be the Corporate Base Rate.

     (k) The definition of LIBO Rent is hereby deleted and replaced with the
                           ---------
following:

          LIBO Rent:  as of an Installment Date means:
          ---------

          (a) with respect to the period beginning December 2, 1993 and ending December 21, 1993 (such period being a portion of the Quarterly Period beginning on September 22, 1993 and ending on December 21, 1993), an amount equal to $30,124.92; and

          (b) with respect to each Quarterly Period commencing after the date hereof, the Balance Due as of such Installment Date multiplied by an interest rate per annum equal at all times to the sum of (a) 1% plus (b) the rate obtained by dividing the LIBO Rate (or the Corporate Base Rate if required pursuant to the terms set forth under the definition of "LIBO Rate") by a percentage equal to 100% minus the LIBO Reserve Percentage, dividing the sum thereof by 360 and multiplying the result thereof by the number of actual days elapsed (including such Installment Date) in the Quarterly Period that includes such Installment Date.

     As used herein, "LIBO Reserve Percentage" means the maximum reserve
                      -----------------------
     percentage applicable to Lessor for such Quarterly Period (or if more than one such percentage is applicable during such period, the daily average of such percentages for those days in such period during which each such percentage is applicable) under applicable law, including, without limitation, regulations issued from time to time by the Federal Reserve Board, for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including (x) eurocurrency liabilities in the amount of the above referenced portion of the Balance Due and having a maturity substantially the same as such Quarterly Period and (y) any other category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined. Lessor shall submit a certificate to Lessee which shall set forth in reasonable detail the basis for, calculation of and the amount of LIBO Rent, which certificate shall be conclusive and binding for all purposes, absent manifest error.

     (l) The definition of Operative Agreements is hereby deleted and replaced
                           --------------------
with the following:

          Operative Agreements: (i) this Lease, (ii) the Building Lease, (iii)
          --------------------
     the Guaranty, (iv) that certain Purchase and Sale Agreement, dated as of April 15, 1992, between American Telephone and Telegraph Company, as seller, and Guarantor, as buyer, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of August 10, 1992, and as further amended by that certain Second Amendment to Purchase and Sale Agreement dated as of September 17, 1992, (v) that certain Restated Hazardous Materials Undertaking and Unsecured Indemnity, dated as of the date hereof, by Lessee and Guarantor in favor of Lessor, (vi) that certain Assignment of Purchase and Sale Agreement dated as of September 21, 1992, made by Guarantor in favor of Lessor, (vii) that certain agreement, dated as of

     September 21, 1992, between American Telephone and Telegraph Company and Lessee, (viii) that certain Consent to Assignment of Purchase and Sale Agreement, dated as of September 21, 1992, made by American Telephone and Telegraph Company in favor of Lessor and Guarantor, (ix) the Consent Agreement, (x) the Letter Agreement (as defined in the Building Lease), and
     (xi) any and all other documents executed by Lessee or Guarantor or any Affiliate of either thereof in connection with any of the foregoing.

     (m)  The term "Casualty Termination Price" is hereby changed to "Casualty
                    --------------------------                        --------
Value Payment".  All references in the Original Land Lease to "Casualty
- - -------------
Termination Price" are hereby changed to "Casualty Value Payment".

     (n)  The term "Taking Termination Price" is hereby changed to "Taking Value
                    ------------------------                        ------------
Payment."  All references in the Original Land Lease to "Taking Termination
- - -------
Price" are hereby changed to "Taking Value Payment".

     (o)  In the definition of Restoration, the phrase "of the Building Lease"
                               -----------
is hereby inserted after "Section 8".
                          ---------

     6.   (a)  Basic Rent.  Section 3.1 is deleted in its entirety and replaced
               ----------   -----------
with the following language:

     Basic Rent. Lessee will pay to Lessor Basic Rent by no later than 12:00
     ----------
     Noon (Los Angeles time) on each Installment Date. For purposes of this Lease, Basic Rent shall mean, as of an Installment Date, an amount equal to the sum of (i) LIBO Rent plus (ii) Capital Rent.

     (b)  Additional Rent. In Section 4, (i) the following is hereby inserted at
          ---------------     ---------
the end of clause (a), immediately preceding clause (b): "including, without limitation, the amounts required to be paid by Lessee to Lessor pursuant to

Section 41.6 (J)," and (ii) the reference to subdivision (b) of Section 25.1 in
- - ------------                                                    ------------
the parenthetical in the second sentence is hereby changed to subdivision (c) of

Section 25.1.  The following is hereby inserted at the end of Section 4:
- - ------------                                                  ---------

          "On April 22, 1994, Lessee shall pay (by check or other method of payment acceptable to Lessor and Lessee) to Lessor an amount equal to One Dollar ($1.00), which amount shall be applied against the Balance Due as of such date. On May 22, 1994, Lessor shall pay (by check or other method of payment acceptable to Lessor and Lessee) to Lessee an amount equal to One Dollar ($1.00), which amount shall be added to the Balance Due as of such date. The payments set forth in this grammatical paragraph of Section 4 shall not in any way
                                   ---------
          affect the calculation of Basic Rent or any other sums due under this Lease."

     7.  Net Lease; No Counterclaim, Abatement, etc.  In Section 5, (i) the word
         -------------------------------------------     ---------
"fully" is hereby inserted preceding "net lease" in the first sentence, (ii) the phrase ", including, without limitation, the construction or financing of any improvements thereon including the Renovations" is hereby inserted at the end of the first sentence after "thereof", and (iii) the phrase "or construction of renovations upon" is hereby inserted in clause (g) after "use of".
                                        ----------

     8.  Alterations.  The text of Section 8 is hereby deleted and replaced with
         -----------               ---------
the following:

          Except as permitted under the Building Lease, Lessee shall not have the right to make any improvements or additions (collectively, the "Alterations") to the Land at any time during the term of this Lease.
      -----------

     9.  Indemnification by Lessee.  In Section 12, (i) the first sentence is
         -------------------------      ----------
hereby revised to begin as follows: "Lessee will (to the fullest extent permitted by law) defend, protect, indemnify and save harmless Lessor, CIBC, any Assignee, any Lender and their respective successors, assigns, participants, officers, employees . . .".

     10. Payment of Taxes, etc.  Section 14 is hereby modified as follows:
         ----------------------  ----------

         (a)  Clause (a) is hereby deleted and replaced with the following:

              (a) Lessee shall hold Lessor harmless against and shall pay, prior to delinquency, whether or not payable directly by Lessee or Lessor or subject to withholding at the source: (i) all governmental taxes, assessments, levies, fees, water and sewer rents and charges, property taxes, licenses, permit fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, and all charges for utility or communications services, which, at any time prior to or during the term of this Lease, (A) are imposed or levied upon, assessed against or measured by (1) the Land or the value thereof, or the revenues, rents, issues, income, awards, proceeds or profits thereof, (2) any Basic Rent, Additional Rent or other sum payable hereunder or (3) this Lease or the leasehold estate hereby created or (B) arise in respect of the occupancy, operation, possession, leasing, subleasing, construction, repair, rebuilding or use of the Land; (ii) all transfer, sales, recording, value added, use and similar taxes at any time levied, assessed or payable on account of the acquisition, occupancy, operation, possession, leasing, subleasing, construction, repair, rebuilding or use of the Land; (iii) all taxes, assessments, levies, charges, fees, rents or payments in lieu of, or as a substitute for, those payments referred to in clauses
          (i) and (ii) above or any part thereof, whether or not expressly so designated; and (iv) all other taxes imposed on, with respect to, or in connection with the Operative Agreements and the transactions contemplated thereby, including any sale of the Land pursuant to
          Section 41 (all of the foregoing being referred to collectively as
          ----------
          "Taxes"). The foregoing requirements of this Section 14(a) are subject
           -----                                       -------------
          to Lessee's rights under Section 17 hereof. If any such Taxes may
                                   ----------
          legally be paid in installments, Lessee may pay such Taxes in the installments due; provided, however, that in such event, Lessee shall pay all remaining installments (whether or not then due) prior to the expiration of this Lease or upon termination of this Lease, except if such expiration occurs as a result of Lessee purchasing the Land pursuant to Section 41 hereof.
                      ----------

          (b) In clause (b), item (iii) is hereby deleted, and item (iv) shall
              -------------  ----------                        ---------
     now become item (iii).
                ----------

     12.  Permitted Contests.  In Section 17, insert the following in the first
          ------------------      ----------
sentence after the phrase "suppliers or vendors or lien therefor,": "or the claims of any other Person affecting the Land or the Building (or any part thereof) or any Lien therefor,"

     13.  Risks To Be Insured.  In Section 18.1, the reference in clause (x) to
          -------------------      ------------
Lessor Purchase Price is hereby changed to Balance Due.

     14.  Total Destruction.  In Section 19.3, all references to the term
          -----------------      ------------
"Casualty Termination Price" are hereby changed to "Casualty Value Payment". All references to "Lessor Purchase Price" are hereby changed to "Balance Due".

     15.  Total Taking.  In Section 20.3, all references to "Taking Termination
          ------------      ------------
Price" are hereby changed to "Taking Value Payment". All references to "Lessor Purchase Price" are hereby changed to "Balance Due".

     16.  Application of Awards.  In Section 20.4, the phrase in clause (iii):
          ---------------------      ------------                ------------
"Lessor and shall be applied to reduce the Lessor Purchase Price" is hereby changed to "Lessor as Qualified

Payments and shall be applied to reduce the Balance Due (to the extent so provided under the definition of `Qualified Payments')". In Clause (b), the phrase "payment of the purchase price" is hereby changed to "the Taking Value Payment".

     17.  Right of Lessor to Perform Lessee's Covenants, Etc.  In Section 23,
          --------------------------------------------------      -----------
the following is inserted immediately after the phrase "perform any act" in the first sentence: "(including without limitation completion of the Renovations)."

     18.  Assignments, Subleases, Etc. by Lessee.  In Section 24.1, the second
          --------------------------------------      -------------
sentence shall end "operation of law or otherwise"; and the remainder of such sentence is hereby deleted.

     20.  Trustee; Power of Sale.  In Section 26, all references to "Lessor
          ----------------------      ----------
Purchase Price" are hereby changed to "Balance Due." The reference to "Continental Lawyers Title Company" in Section 26 is hereby changed to "Lawyers
                                       ----------
Title Insurance Company."

     21.  Further Assurance for Lessee's Obligations.  All references in Section
          ------------------------------------------                     -------
27 to the "Lessor Purchase Price" are hereby changed to the "Balance Due".
- - --

     22.  End of Lease Term.  In Section 37, the phrase "and subject to the
          -----------------      ----------
Obligations of Lessee as provided for at Section 41" is hereby inserted after
                                         ----------
"termination of this Lease" in the first sentence.

     23.  Purchase and Remarketing of Land.  In Section 41, the phrase "payment
          --------------------------------      ----------
of the Balance Due and the" is hereby inserted immediately preceding the phrase "purchase and sale".

     24.  Lessee's Option to Purchase.  Section 41.1(a) is hereby deleted and
          ---------------------------   ---------------
replaced with the following:

          41.1 Lessee's Option to Purchase. (a) Subject to the terms and
               ---------------------------
     conditions and provisions set forth in this Section 41.1, Lessee shall have
                                                 ------------
     the option (the "Purchase Option"), to be exercised as set forth below at
                      ---------------
     any time on or before the Option Termination Date (as hereinafter defined), to purchase from Lessor at any time during the Fixed Term Lessor's interest in the Land. Such option must be exercised by written notice to Lessor, which exercise shall be irrevocable; and such exercise notice will specify the closing date, which must occur on an Installment Date, for Lessee's purchase of the Land, which date shall not be more than sixty (60) days following Lessor's receipt of such notice but in no event later than the Expiration Date, and the closing of the conveyance of the Land shall occur on such date. In such event, subject to the provisions set forth in this
     Section 41, on such closing date, Lessor shall
     ----------
     convey to Lessee, and Lessee shall purchase from Lessor, Lessor's interest in the Land. The purchase price to be paid by Lessee for the Land shall be an amount equal to the Balance Due as of the closing date of Lessee's purchase of the Land. As a condition to Lessor's obligations hereunder, Lessee shall also pay to Lessor all Basic Rent, Additional Rent and other amounts that may have accrued as of such date.

     25.  Purchase.  Section 41.2 is hereby deleted and replaced with the
          --------   ------------
following:

          41.2 Expiration Date Obligation to Pay and Purchase. Unless Lessee
               ----------------------------------------------
     shall have exercised the Purchase Option, then, subject to the terms, conditions and provisions set forth in this Section 41, Lessee shall be
                                                 ----------
     required to purchase all of Lessor's interest in the Land and pay to Lessor the Balance Due as of the Expiration Date along with all accrued Basic Rent, Additional Rent and other amounts then due. Upon receipt of such amount, Lessee shall be deemed to have purchased from Lessor, and Lessor shall convey to Lessee, on the Expiration Date all of Lessor's interest in the Land. Lessee acknowledges that under Section 41 of the Building Lease,
                                              ----------
     Lessee shall be obligated to pay the Balance Due (as defined in the Building Lease) under the Building Lease and purchase the Building simultaneously with the purchase of the Land. Lessee may designate, in a notice given to Lessor not less than ten (10) days prior to the closing of such purchase (time being of the essence), a transferee to whom the conveyance shall be made (if other than to Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a
                            --------
     transferee shall not cause Lessee to be released, fully or partially, from any of its obligations under this Lease, including without limitation its obligation to pay the Balance Due on the Expiration Date and all other accrued amounts.

     26.  Acceleration of Purchase Obligation.  Section 41.3 is hereby deleted
          -----------------------------------   ------------
and replaced with the following:

          41.3 Acceleration of Expiration Date Obligation. Lessee shall be
               ------------------------------------------
     obligated to purchase Lessor's interest in the Land and pay to Lessor the Balance Due along with all amounts which have accrued and are due and payable hereunder immediately upon the occurrence of any Event of Default specified in clauses (k) or (l) of Section 25.1. Further, notwithstanding
                                        ------------
     anything contained herein to the contrary, at any time upon the occurrence and during the continuance of an Event of Default, if Lessor gives Lessee a notice under Section 25.2(a)(i) terminating Lessee's right of possession (for
           ------------------
     purposes of this Section 41 such notice being referred to as a "Purchase
                      ----------                                     --------
     Acceleration Notice"), Lessee shall be obligated to purchase Lessor's
     -------------------
     interest in the Land and to pay to Lessor the Balance Due along with all amounts which have accrued and are payable hereunder on the date which is ten (10) business days following Lessee's receipt of such Purchase Acceleration Notice. If Lessee's obligations under this Section 41.3 take place on a date other than an Installment Date, Basic Rent shall be prorated to such date. Lessee acknowledges that its receipt of a Purchase Acceleration Notice under this Section 41.3 shall also constitute a receipt
                                    ------------
     by Lessee of a Purchase Acceleration Notice under the Building Lease. The Lessor's right to terminate the Purchase Option pursuant to Section 41.1
                                                                 ------------
     and to accelerate the purchase of the Lessor's interest in the Land are independent of each other, and notwithstanding anything in Section 41.1 to
                                                                ------------
     the contrary, unless the Option Termination Date shall have first occurred, the Purchase Option shall terminate and be of no further force or effect on the date that any Purchase Acceleration Notice is given.

          If Lessee fails to purchase Lessor's interest in the Land and pay the Balance Due along with all other amounts as provided for in the preceding paragraph on the tenth (10th) Business Day following Lessee's receipt of the Purchase Acceleration Notice, then, Lessor shall be free to sell the Land to another Person and upon any such subsequent sale to any other Person by Lessor of Lessor's interest in the Land, Lessor shall be entitled to recover from Lessee, and Lessee shall upon demand pay to Lessor, an amount equal to (i) the Balance Due, plus (ii) the amount of all Basic
                                          ----
     Rent, Additional Rent and other sums payable hereunder to and including the date of such demand (including, without limitation, Breakage Amounts and all costs and expenses incurred by Lessor in effectuating its remedies and making such sale or sales), minus (iii) the amount of all consideration (on
                                 -----
     a present value basis determined by the application of a discount factor (per annum) equal to five percent (5%) to the extent such consideration is not cash), received by Lessor in connection with such sale.

     27.  Determination of the Purchase Price.  In Section 41.4, (a) such
          -----------------------------------      ------------
Section shall hereafter be entitled "Breakage"; (b) the first grammatical
                                     --------
paragraph is hereby deleted; (c) the remainder of said Section is hereby deleted and replaced with the following:

          In addition to all other amounts owed to Lessor hereunder, if Lessee's payment of the Balance Due and purchase of Lessor's interest in the Land occurs on a date other than the LIBO Last Day (defined below), and if the LIBO Rate for the three (3) month period commencing on the date on which the Balance Due is paid is less than the LIBO Rate in effect during the Quarterly Period in which such payment occurs, then Lessee shall pay to Lessor on such date as an additional component of the Balance Due, the Breakage Amount (defined below). If Lessee's payment of the Balance Due occurs when a six (6) month LIBO Rate is in effect and on a date other than the second Installment Date of such period, the Breakage Amount shall be an amount equal to the present value of the difference between (A) the portion of the Basic Rent payments for
            ----------
     the two (2) Quarterly Periods for which such six (6) month LIBO Rate applies (prorated for the number of days in the period beginning on the date of such purchase and ending on the second Installment Date occurring in such six (6) month period with respect to which such six (6) month LIBO Rate applies), and (B) an amount equal to what the portion of the Basic Rent for such two Quarterly Periods (prorated for the number of days in the period beginning on the date on which such purchase occurs and ending on the second Installment Date occurring in such six (6) month period with respect to which such six (6) month LIBO Rate applies) would have been had the Basic Rent for such two (2) Quarterly Periods been calculated using the three (3) month LIBO Rate in effect on the date of such purchase. If Lessee's payment of the Balance Due occurs when a three (3) month LIBO Rate is in effect on other than the last day of a Quarterly Period, the Breakage Amount shall be an amount equal to the present value of the difference
                                                                 ----------
     between (A) the portion of the Basic Rent payment for such Quarterly Period in which such purchase occurs (prorated for the number of days during the period beginning on the date of such purchase and ending on Installment Date at the end of such Quarterly Period) and (B) an amount equal to what the portion of the Basic Rent payment for such Quarterly Period (prorated for the number of days in the period beginning on the date of such purchase and ending on the Installment Date at the end of such Quarterly period) would have been had the Basic Rent for such Quarterly Period been calculated using a three (3) month LIBO Rate in effect on the date of such purchase. In either case, such difference shall be discounted at a rate of 5% per annum. If any statute or rule of law shall validly limit the amount due under this Section 41.4 to less than the amount above agreed upon,
                    ------------
     Lessor or Assignee shall be entitled to the maximum amount allowable under such statute or rule of law.

     28.  Purchase Procedure.  In Section 41.5, (a) the phrase "purchase price
          ------------------      ------------
therefor" in the first paragraph is hereby deleted and replaced with "Balance Due (and all other amounts due and owing hereunder)"; (b) in the second grammatical paragraph, the first sentence shall begin as follows: "If Lessee shall purchase Lessor's interest in the Land pursuant to Section 41.1(b) or if Lessee's obligation to pay the
                     ---------------
Balance Due and purchase the Land is accelerated pursuant to Section 41.3,
                                                             ------------
Lessee shall deliver the Balance Due to Lessor together with ..."; and (c) the following is hereby inserted at the end of the parenthetical in the penultimate sentence in such second grammatical paragraph: "and pay to Lessor the Balance Due along with all other amounts due and owing hereunder".

     29.  Option to Remarket.  The second grammatical paragraph of Section 41.6
          ------------------                                       ------------
is hereby deleted and replaced with the following:

          Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions, the failure of any of which shall render the Remarketing Option and Lessee's exercise thereof null and void, in which event, Lessee shall be obligated on the Expiration Date to pay to Lessor the Balance Due (and all other accrued amounts) and perform its obligations under Section 41.2
                                                                  ------------
     and if the Expiration Date shall have occurred, this Lease shall automatically be deemed extended until five (5) Business Days after such Expiration Date and the purchase by Lessee under Section 41.2 and payment
                                                      ------------
     of the Balance Due and all other amounts due and owing hereunder shall (and all other accrued amounts) be consummated on the fifth such Business Day.

     In subparagraph J, the first reference to "Lessor Purchase Price" is hereby deleted and replaced with "Balance Due plus all other amounts due and owing hereunder", and the second reference thereto is hereby replaced with "Balance Due".

     The reference in subparagraph L to "Lessor Purchase Price" is hereby deleted and replaced with "Balance Due and all other amounts due and owing hereunder".

     The parenthetical and succeeding phrase "within ten (10) business days" in subparagraph M is hereby deleted and replaced with the following: "(and Lessee shall be obligated to purchase the Land and pay to Lessor the Balance Due together with all other amounts due and owing hereunder pursuant to Section
                                                                    -------
41.2) within five (5) business days".
- - ----

     The following sentence is hereby added after the last sentence in Section
                                                                       -------
41:  "Lessee shall pay to Lessor each amount due pursuant to this Section 41 by
- - --                                                                ----------
no later than 12:00 Noon (Los Angeles time) on the date such payment is due and payable."

     30.  The following Sections are hereby inserted after Section 50 (and the
                                                           ----------
subsequent Sections are hereby renumbered accordingly).

          51. Additional Waivers. IN CONNECTION WITH THE TRANSACTIONS PROVIDED
              ------------------
     FOR HEREIN AND AS FURTHER CONSIDERATION FOR LESSOR AGREEING TO ENTER INTO THIS SECOND AMENDMENT LESSEE WAIVES TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE (S)(S) 1951.2, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2838, 2839, 2845, 2848, 2849, AND 2850 TO THE
     EXTENT APPLICABLE, CALIFORNIA CODE OF CIVIL PROCEDURE (S)(S) 580A, 580B, 580C, 580D AND 726, AND, TO THE EXTENT APPLICABLE, CHAPTER 2, TITLE 14,
     PART IV OF THE CALIFORNIA CIVIL CODE.

          52. Lessee Further Acknowledgments. Lessee has been represented by
              ------------------------------
     legal and tax counsel, independent accountants and other professionals, each of which has been personally selected by Lessee, as Lessee has found necessary to consult concerning the consummation of the transactions contemplated in this Lease and the other Operative Agreements, and such representation has included an examination and analysis of Lessee's rights and obligations and the basis of all accounting, tax, financial and legal aspects and treatment under this Lease and the other Operative Agreements. With respect to the accounting, tax, financial and legal consequences of the transactions contemplated herein and in the Operative Agreements, Lessee is relying solely upon the advice of its own tax, accounting and legal advisors and upon its knowledge with respect thereto.

          53. Certain Tax Matters. Without limiting the acknowledgements made by
              -------------------
     Lessee at Section 52, Lessor and Lessee agree that, in accordance with
               ----------
     their intentions and the substance of the transactions contemplated hereby and to the extent permitted by law, Lessee (and not Lessor) shall be treated as the owner of the Land for Federal, state, and local income tax purposes. Lessee shall be entitled to take any deduction, credit allowance or other reporting, filing or other tax position consistent with such characterizations. Lessor shall not file any Federal, state or local income tax returns, reports or other statements in a manner which is inconsistent with the foregoing provisions of this Section 53.
                                           ----------
          54. Attorneys' Fees and Legal Expenses. If either party commences any
              ----------------------------------
     legal action or other proceeding to enforce any of the terms of this Lease or any of the Operative Documents to which Lessor and Lessee are a party, or because of any breach by the other party or dispute hereunder or thereunder, the successful or prevailing party shall be entitled to recover from the nonprevailing party all reasonable attorneys' fees and costs incurred in connection therewith, whether or not such controversy, claim or dispute is prosecuted to a final judgment.

B.   AFFIRMATION OF STATUS OF ORIGINAL LAND LEASE

     Except as amended by this Second Amendment, the Original Land Lease is unchanged; and, as amended by this Second Amendment, the Original Land Lease remains in full force and effect.

     IN WITNESS WHEREOF, all parties hereto have caused this Second Amendment to be duly executed as of the date first set forth above.

                                     LESSOR:  CIBC INC., a Delaware corporation


                                              By /s/ Tom R. Wagner
                                                 ------------------------------
                                                Name:  Tom R. Wagner
                                                Title: Vice President


                                              By
                                                 ______________________________
                                                Name:
                                                Title:

                                    LESSEE:   AMD INTERNATIONAL SALES & SERVICE,
                                              LTD., a Delaware corporation


                                              By /s/ Marvin D. Burkett
                                                ------------------------------
                                               Name:  Marvin Burkett
                                               Title: Sr. VP, CFO and Treasurer

                                ACKNOWLEDGEMENT


STATE OF CALIFORNIA           )
                              )  ss
COUNTY OF SAN FRANCISCO       )


     On December 17, 1993, before me, Rhoda Allerhand, personally appeared Tom
R. Wagner, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                      Signature: /s/ Rhoda Allerhand
                                                --------------------------------


     (Seal)



STATE OF CALIFORNIA           )
                              )  ss
COUNTY OF SANTA CLARA         )


     On December 17, 1993, before me, Janis V. Cahill, personally appeared Marvin Burkett, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.


                                        Signature:  /s/ Janis V. Cahill
                                                   -----------------------------


     (Seal)